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Exhibit 99.1


NEWS FROM:   [STEWART & STEVENSON LOGO]    PRESS RELEASE

                                    Contact: John Simmons, V.P., CFO
                                             Stewart & Stevenson Services, Inc.
                                             713-868-7700
FOR IMMEDIATE RELEASE
                                             Ken Dennard / kdennard@easterly.com
                                             Lisa Elliott / lisae@easterly.com
                                             DRG&E
                                            713-529-6600


        STEWART & STEVENSON ANNOUNCES FISCAL 2002 THIRD QUARTER EARNINGS
                      RELEASE AND CONFERENCE CALL SCHEDULE

HOUSTON - NOVEMBER 25, 2002 - Stewart & Stevenson Services, Inc. (NYSE: SVC), today announced plans to release its fiscal 2002 third quarter results on Wednesday, December 4, 2002 at 6:00 a.m. eastern time. In conjunction with the release, Stewart & Stevenson has scheduled a conference call, which will be broadcast live over the Internet, on Wednesday, December 4 at 11:00 a.m. eastern time.

     What:  Stewart & Stevenson Third Quarter Earnings Call

     When:  Wednesday, December 4, 2002 - 11:00 a.m. eastern time

      How: Live via phone - By dialing 303-262-2127 and asking for the Stewart & Stevenson call at least 10 minutes prior to the start time - OR live over the Internet by logging on to the web address below:

    Where:  HTTP://WWW.SSSS.COM


A telephonic replay of the conference call will be available through Wednesday, December 11, 2002, and may be accessed by dialing 303-590-3000 and using pass code 511598. An audio archive will also be available on the Stewart & Stevenson website at WWW.SSSS.COM shortly after the call and will be accessible for approximately 90 days. For more information, please contact Karen Roan at DRG&E at 713-529-6600 or email KAREN@EASTERLY.COM.

      Stewart & Stevenson Services, Inc., founded in 1902, is a billion-dollar company that manufactures, distributes, and provides service for a wide range of industrial products and diesel-powered equipment to key industries worldwide, including power generation, defense, airline, marine, petroleum and transportation. For more information on Stewart & Stevenson visit WWW.SSSS.COM.

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